UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July11, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5646 Milton Street, Suite 130, Dallas, Texas 75206
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2012, Sun River Energy, Inc. (the "Company") entered into a Purchase Sale Agreement (“PSA”) with Katy Resources ETX, LLC (“Katy”) to sell the Company’s interest in approximately 650gross acres of leasehold interest inthe Neal Heirs Gas Unit in Panola Counties in East Texas.  The sale is limited to the Company’s interest in the leases commencing at the surface of the Earth and extending down to the Topof the Travis Peak Formation, less and except the wellbore of the Neal Heirs #1 Well(the “Well”), all personal property and equipment located thereon or used and obtained in connection therewith and the right to produce oil and/or gas from same, together with the subsurface rights in and under 40 acres in the form of a square with the Well in the center.The PSA has an effective date of July 11, 2012and an anticipated closing date of no later than August 31, 2012.

Under the terms of the PSA, at closing, the Company and Katy will agree to amend the Promissory Note between the Company and Katy dated February 7, 2011(the “Note”) and reduce the principal balance on the Noteby two million dollars($2,000,000).

Before the closing, Katy intends to conduct customary due diligence of the assets to be acquired so as to assess material title deficiencies and environmental matters. If, prior to the closing, the parties ultimately determine that the aggregate dollar value of any title deficiencies, casualty or condemnation losses, or environmental liabilities exceeds $300,000 of the purchase price, then, pursuant to the Purchase Agreement, either the Company or Katy may terminate the Purchase Agreement.

Each party’s obligation to consummate the Acquisition is conditioned upon, among other things, (i) confirmation of the parties’ representations and warranties as of the closing, (ii) the parties’ performance, in all material respects, of all covenants, and (iii) the receipt of all required approvals and consents to the Acquisition.  This is a summary only and not a complete list of conditions to closing.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement. The Purchase Agreement is filed herewith to provide investors with information regarding its terms. It is not intended to provide any other factual information about Katy or the Company. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by Katy and the Company to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between Katy and the Company rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about Katy or the Company.

ITEM 8.01  OTHER EVENTS

On July 13, 2012, the Company issued a press release announcing that the Company signed a Purchase and Sale Agreement with Katy to sell approximately 650 gross acres of its shallow rights in the Neal Heirs Gas Unit in Panola County, Texas in exchange for the reduction of its debt to Katy by $2,000,000.  The full text of the press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated as of July 11, 2012 by and between Sun River Energy, Inc. and Katy Resources ETX, LLC.
10.2	Promissory Note dated as of February 7, 2011 by and between Katy Resources ETX, LLC and Sun River Energy, Inc. (1)
99.1	Press release dated July 13, 2012

(1)           Incorporated by reference from the Current Report on Form 8-K filed on February 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: July 13, 2012	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO